EXHIBIT 99.2

Inuvo, Inc. Q1 2026 May 14, 2026

Operator

[Operator Instructions]

Katie Cooper

Thank you, operator, and good afternoon. I’d like to thank everyone for joining us today for the Inuvo First Quarter 2026 Shareholder Update Call.

Today, Inuvo’s Chief Executive Officer, Rob Buchner; and Chief Financial Officer, Wally Ruiz, will be your presenters on the call.

We would also like to remind our shareholders that we plan to file our 10-Q with the Securities and Exchange Commission this evening.

Before we begin, I’m going to review the company’s safe harbor statement. The statements in this conference call that are not descriptions of historical facts are forward-looking statements relating to future events, and as such, all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. When used in this call, the words anticipate, could, enable, estimate, intend, expect, believe, potential, will, should, project and similar expressions as they relate to Inuvo, Inc. are as such a forward-looking statement.

Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by Inuvo at this time. In addition, other risks are more fully described in Inuvo’s public filings with the U.S. Securities and Exchange Commission, which can be reviewed at www.sec.gov. The company makes no commitment to disclose any revisions to forward-looking statements or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

In addition, today’s discussions will include references to non-GAAP measures. The company believes that such information provides an additional measurement and consistent historical comparison of its performance. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is available in today’s news release on our website.

1

Inuvo, Inc. Q1 2026 May 14, 2026

Before I turn the call over to CEO, Rob Buchner, a quick housekeeping note. As you will see in our release today and in our 10-Q, we are reporting our results in two business product lines: Audience Modeling and Legacy Search. The Audience Modeling business is anchored by IntentKey, our AI audience modeling intelligence platform, and is what we formerly called “Agencies and Brands.” The Legacy Search business we formerly referred to as Platforms and encompasses the Bonfire platform and our legacy search-based ad placement business. We’ll be referencing these product lines throughout the call today. We encourage listeners to review the more complete descriptions for these product lines in our 10-Q.

Rob, over to you.

Rob Buchner

Thank you, Katie. Good afternoon, everyone and thanks for joining the call. I’ll begin today with brief remarks on our first quarter results and the strategic progress we’re making, then I’ll hand the call over to Wally for a review of the financials. I’ll close with a few thoughts and then open the call for your questions.

Turning to our First Quarter Results.

Our first quarter results tell a diverging revenue story. Audience Modeling revenue increased 13% from a year ago, driven by deepening investment from existing IntentKey clients and meaningful, early wins from our sharpened go-to-market strategy. Legacy Search, meanwhile, continued to absorb the aftershocks of our fourth quarter system reset, which weighed heavily on both revenue and margins. None of this was surprising - we signaled these dynamics on our March call.

As we head into the second quarter, the sales pipeline for IntentKey continues to build while recovery of Legacy Search revenue remains constricted. Specific to Legacy Search, this isn’t just an Inuvo phenomenon. It mirrors fundamental disruption playing out across the search ecosystem at this point in time.

Conversely, the Audience Modeling product line—powered by IntentKey—is proving our forward thesis. With a 13% year-over-year quarterly revenue increase, this product line is now our primary growth vehicle. I believe the momentum we’re experiencing with IntentKey cornerstone clients and new brands we’re onboarding are indication that our audience modeling AI is set for scale.

In March, I laid out my plan for ensuring Inuvo cements its position at the forefront of this changing landscape. And I’m pleased to say that we are making good, early progress against those 4 strategic pillars. Let me take a moment to walk you through where we stand.

2

Inuvo, Inc. Q1 2026 May 14, 2026

Before I do, let me remind you of our 4 strategic pillars:

•	Go-to-market focus,
•	Raising IntentKey’s industry profile,
•	Continuing product innovation, and
•	High-margin growth.

Turning to our Go-To-Market Focus.

Over the last couple of months, we have made meaningful strides in aligning and upskilling our sales teams, sharpening our lead generation strategies, and ensuring these strategies are well-supported by solutions engineering. We recently added enterprise-grade sales talent to our team – individuals with the experience and relationships needed to elevate our conversations further up the value chain, selling directly into brand organizations and pursuing commercial integrations with stickier, evergreen revenue streams.

As we announced on our March call, we completed DSP and SSP integrations that meaningfully expand our addressable market, opening our sales aperture to privacy-sensitive verticals like government, pharmaceuticals and healthcare. These integrations are already paying off. I’m excited to share that we’ve already launched pilot programs with two major logos utilizing these integrations, with yet more logos in queue for next quarter. These pilots are valuable proof points of our product roadmap and further validation that the market is coming to us. As the industry pivots toward distributed intent and agentic workflows, there will be growing demand for IntentKey’s data proposition.

In total, during the first quarter, we added 5 new logos to IntentKey, including 3 in the Fortune 500. As we enter the second quarter, we continue to see opportunities with large, privacy-sensitive companies and government organizations, and expect to add some large brand names to the growing list of logos on our platform.

We continue to see strong momentum in our IntentKey pipeline. That said, the sales cycle from test-to-scale for larger integrations can be six to nine months. Revenue builds as new customers typically run smaller pilots and test campaigns before deepening budget commitments.

Case in point, we continue to play the waiting game on the large government contract we signaled last fall. We remain optimistic that this will close in the coming weeks, though the government’s internal procurement process has moved much slower than we had anticipated. However, I find it encouraging that, while we wait, this opportunity is already sparking interest from other government and government-adjacent players, giving us greater conviction that the opportunity in the government vertical is meaningful.

3

Inuvo, Inc. Q1 2026 May 14, 2026

Turning to our next strategic pillar: Raising IK’s industry profile.

We recently launched intentkey.com, a dedicated website that showcases the IntentKey platform through user tutorials, live “test drives” and a clearly articulated value proposition. It’s designed to make IntentKey more accessible, compelling, and referenceable for the enterprise conversations we’re having. This is the first step in a larger effort to bring greater brand awareness to what is–in our view–a defendable strategic advantage of IntentKey. Our aim is to translate that into sustainable, high-retention revenue growth for Inuvo. We encourage you to go to intentkey.com and try it yourself.

Turning to Continuous Product Innovation.

We’ve made great progress this quarter enhancing the IntentKey platform, with several new integrations and product updates.

As I mentioned previously, we completed SSP and DSP integrations during the first quarter. These were immediately impactful to our IntentKey sales pipeline and our ability to secure conversations with large marquee brands, many of whom could not have worked with us under our old platforms.

More recently, we announced the integration of IntentKey into FreeWheel’s Buyer Cloud. This integration gives advertisers direct, customized control over how they buy ads, while leveraging IntentKey’s AI-driven models directly into bidding logic. This enables advertisers to drive greater performance for every dollar spent through a platform that offers customized model agility at speed.

We also launched an updated version of the IntentKey Platform, introducing more intuitive AI modeling, enhanced contextual analysis, and sentiment understanding. Also, more flexible workflows, and additional capabilities including enhanced iterative model building. These enhancements are designed to drive more precise audience discovery and messaging insight which can be activated the moment signals are identified.

4

Inuvo, Inc. Q1 2026 May 14, 2026

The industry is experiencing a surge in advertiser demand for connected tv media buys as brands continue shifting budgets from linear television to connected tv which is growing 15% annually. Inuvo is in the midst of integrating our algorithm into the premier supplier of connected tv inventory to extend our reach into this critical media channel.

Lastly, our fourth strategic pillar is High-margin growth.

The moves we’ve made to better align our business to support higher-margin growth are producing real results: a strong IntentKey pipeline and healthy revenue growth for Audience Modeling in the first quarter.

That growth, however, was overshadowed by continued pressure in our Legacy Search business which generated, and continues to generate, negative net margins and a net cash burn. As I said previously, this is a systemic issue. Legacy systems are failing to generate historical velocity and predictable yields. Advertisers who we serve downstream in the supply chain are frustrated with the rigid compliance standards that are choking normative returns. This, in spite of the compliance tools we’ve brought to market.

In light of this reality, we’ve taken steps to rationalize the business; to focus on our more promising relationships and service lines, and lower costs, including eliminating certain nonperforming services and lowering headcount in our Legacy Search product line by nearly two-thirds.

As I said in March, our industry is rife for disruption. While advertisers lament the diminishing returns they’re experiencing with legacy technologies, our IntentKey sales pipeline continues to strengthen. Our first quarter results underscore this dynamic. Through disciplined execution of our strategy, I believe we are well-positioned not just to perform through this period of rapid change, but to emerge as the preeminent AI within audience modeling and real-time activation.

With that, I will hand the call over to Wally.

Wallace Ruiz

Thanks, Rob. Good afternoon, everyone. Thank you for joining us today.

I’ll begin today with a review of the quarter financial results, then I’ll touch on liquidity and our outlook, after which I’ll hand the call back to Rob for your questions.

5

Inuvo, Inc. Q1 2026 May 14, 2026

Results for the first quarter came in largely as expected after the reset of the Bonfire system late last year. Revenue for the first quarter was $7.9 million, down $18.8 million year over year, due entirely to Legacy Search, or what we used to call Platforms. Legacy Search was down 81% in the quarter as a result of the fourth quarter Bonfire reset. Revenue for Audience Modeling, or what we used to call Agencies and Brands, was up 13% in the first quarter. The resulting change in revenue mix drove gross margins lower to 43% from 79% a year ago. As we have discussed in the past, Legacy Search historically has had higher gross margins than Audience Modeling due to the fact that most of its expense is recognized as a marketing cost. On a net margin basis, Audience Modeling is more profitable than Legacy Search.

Operating expenses were $7.5 million in the first quarter, $15.3 million lower than a year ago, driven by lower Legacy Search costs for traffic acquisition, as I just mentioned in line with the lower Legacy Search revenue. During the quarter, compensation costs were up 2.5% primarily driven by a severance accrual, offsetting lower overall salaries expense due to headcount reductions in the quarter.

As we reported to you in our last call, in January we received $6.2 million in connection with a class action settlement claim.  These proceeds offset operating losses in the quarter, resulting in net income of $1.9 million in the current quarter, compared with a loss of $1.3 million during the same period last year. In addition, in January we entered into a $3.3 million subordinated convertible note. These liquidity events have helped us navigate the cash consequences of the pullback in Legacy Search revenue.

We ended the quarter with $2.9 million in cash and cash equivalents, with no amounts drawn on our $10 million working capital facility.

Looking ahead, though we expect Legacy Search to continue to gradually recover through the year, we will continue to closely monitor its margin and expenses and make further adjustments as necessary.  For our Audience Modeling business, we continue to forecast strong double-digit year-over-year growth for each quarter of 2026, driven by a very healthy sales pipeline.

With that, I’ll hand the call over to Rob.

Rob Buchner

Thanks, Wally.

Against a backdrop of growing demand for privacy-led intent signals, Inuvo will accelerate our investment in our proprietary algorithm for audience modeling.

6

Inuvo, Inc. Q1 2026 May 14, 2026

Using the same development methods of general-purpose AI systems, we continue to advance our large language model to discover and target net-new customers for brands. By mapping intent and real-time engagement patterns on the open internet, we deliver valuable marketing intelligence. In so doing, our system bypasses the failings of media targeting infrastructure.

We believe the Data generated by our algorithm is the currency our future will trade upon in the agentic era. Our data is our data. Our models. Ours. The more signals processed, the faster the learning accelerates. The broader the integrations, the greater the reach. No other AdTech does precisely what IntentKey does. That’s why more prospective buyers are leaning forward during our demos. It’s why our pipeline is so robust. And it’s also why our cornerstone clients have upped their spend in the first quarter.

The intrinsic value of IntentKey lies within the data created through our AI, the pace of adoption, and the scale of the integrations across the broader ecosystem.

As I look at this next phase, I am committed to fortifying our competitive positioning. My four strategic pillars keep us focused through the industry’s state of flux. Programmatic stakeholders are either wed to the past or are ready to embrace dynamic technologies that adapt as culture moves.

The recruitment of progressive talent who shares my ambitious vision is a vital component of my plan. This extends to the board level. Earlier this month, we announced the addition of Sanja Partalo to our board slate. For those of you unfamiliar with her work, Sanja is arguably one of the most influential voices in AdTech today. She consistently identifies not just trends, but the underlying systems that power them. I’ve had the pleasure of knowing Sanja for the past decade and can attest that she is one of the brightest minds in our space. At a time of profound, structural transformation we are honored to bring her ever-poignant voice to our board.

We are clear-eyed about the structural challenges facing the broader search marketplace. As our Legacy Search business faces continued pressure, we have taken appropriate measures to align our costs on this side of the house. Our investment focus is entirely on extending the momentum of IntentKey. The seismic changes in our industry have created a clear divide between legacy tech and the future of AI-driven media. While our financial results reflect the reduction in Legacy Search revenue following the Bonfire reset, we believe the actions we are taking today position Inuvo for a more scalable and higher-quality revenue mix.

Our 2026 priorities are centered on increasing adoption and scaling IntentKey. We are well-positioned to capture growing demand for intent-based audience modeling. This is a rapidly evolving space, and we remain at the forefront of this movement. We have built a foundational, proven algorithm that we believe will translate to resilient growth and long-term shareholder value.

I look forward to updating you on our progress.

Operator, I would now like to turn the call over to Q&A.

7